Exhibit 99.1

AMENDMENT NO. 1

TO

UNIT PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT (this “Amendment”) is made and entered into this 12th day of March, 2006, by and among Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its general partner, Star Gas LLC, a Delaware limited liability company (the “Partnership GP” and, together with the Partnership and their Subsidiaries, collectively referred to as the “Partnership Entities”); and Kestrel Energy Partners, LLC, a Delaware limited liability company (“Kestrel”), and its Subsidiaries Kestrel Heat, LLC, a Delaware limited liability company (“Kestrel Heat”), and KM2, LLC, a Delaware limited liability company (“M2” and, together with Kestrel and Kestrel Heat, collectively referred to as the “Kestrel Entities”).

W I T N E S S E T H :

WHEREAS, the Partnership Parties and the Kestrel Entities are parties to that certain Unit Purchase Agreement dated as of December 5, 2005 (the “Unit Purchase Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to amend the Unit Purchase Agreement to (i) increase the purchase price per Common Unit for the 7,500,000 Common Units to be purchased by Buyers from $2.00 per Common Unit to $2.25 per Common Unit and (ii) increase the purchase price for the Common Units to be sold in the Rights Offering to $2.25 per Common Unit, in each case subject to the satisfaction of the Conditions (as defined below); and

WHEREAS, the parties desire that this Amendment shall only become effective upon the satisfaction of the Conditions;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and in the Unit Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership Parties and the Kestrel Entities agree as follows:

Section 1. Conditions. This Amendment shall become effective immediately upon, but only at such time, as the Partnership receives any required consent to enter into this Amendment to the Unit Purchase Agreement from its senior noteholders, as may be required by the terms of the lockup agreements entered into with such noteholders, so long as such consent is received prior to 5:00 p.m. Eastern Standard Time on Tuesday, March 28, 2006. Notwithstanding the foregoing, this Amendment shall become effective at such time as the Partnership and Kestrel mutually agree in writing that this Amendment is effective, it being understood that Kestrel and the Partnership shall mutually agree to such effectiveness if the requisite noteholder consent is received after 5:00 p.m. Eastern Standard Time on Tuesday, March 28, 2006 and, upon the advice of their respective counsel, Kestrel and the Partnership conclude that declaring this Amendment effective at such time would not prevent the transactions contemplated by the Unit Purchase Agreement as amended by this Amendment from being consummated on or prior to April 30, 2006. The conditions to the effectiveness of this Amendment contained in this paragraph are collectively referred to herein as the “Conditions.” For the purpose of clarity, in the event that neither of the Conditions in the first two sentences of this paragraph are satisfied, this Amendment shall not become effective and shall be of no further force and effect and the Unit Purchase Agreement shall remain in full force and effect without any amendment thereto. Kestrel and the Partnership agree to use their reasonable best efforts to work cooperatively with each other, and appropriate third parties, to pursue ways which would allow Kestrel and the Partnership to consummate the transactions contemplated by the Unit Purchase Agreement as amended by this Amendment upon its effectiveness.

Section 2. Certain Definitions. Terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Unit Purchase Agreement. All references to the “Agreement” in the Unit Purchase Agreement shall be deemed to refer to the Unit Purchase Agreement as amended by this Amendment.

Section 3. Purchase Price and Payment. The Unit Purchase Agreement is hereby amended in order to delete Section 1.2 and to replace such section with a new Section 1.2, to read in its entirety as follows:

“1.2. Purchase Price and Payment. The aggregate purchase price for the Common Units shall be equal to $2.25 per Common Unit times the total number of Common Units to be purchased by Buyers at the Closing pursuant to Section 1.1 (the “Purchase Price”). The Purchase Price payable by Buyers for the Units to be purchased by it shall be paid at the Closing in immediately available funds by confirmed wire transfer to a bank account to be designated by the Partnership (such designation to occur no later than the third Business Day prior to the Closing Date). As further acknowledged in Section 5.10, the New General Partner Units shall be issuable for no consideration.”

Section 4. Intent of the Parties. The Unit Purchase Agreement is hereby amended in order to delete subsection (b) to Section 1.3 and to replace such subsection with a new subsection (b) to Section 1.3 to read in its entirety as follows:

“(b) As used herein, the “Rights Offering” shall mean that certain distribution by the Partnership to each record holder of Common Units, as of a record date after the Special Meeting to be set by the Partnership, of the non-transferable right (the “Rights”) to purchase, at $2.25 per Common Unit, a pro-rata portion of 17,500,000 Common Units (subject to rounding as set forth below). It is currently anticipated that in the Rights Offering (i) the Partnership will distribute .5441 non-transferable Rights with respect to each Common Unit outstanding as of the record date for the Rights Offering, at no cost to the record holders; (ii) one Right plus $2.25 in cash will entitle the holder to purchase one Common Unit; (iv) the Rights will be evidenced by non-transferable subscription certificates; (v) no fractional Rights or cash in lieu thereof will be issued or paid, and the number of Rights distributed to each holder of Common Units will be rounded up to the nearest whole number of Rights (provided that such rounding shall not cause the total purchase price of the Common Units issuable upon exercise of the Right to exceed $39,375,000); and (vi) brokers, dealers and other nominees holding Common Units on the record date for more than one beneficial owner will be entitled to obtain separate subscription certificates for their beneficial owners so that they may each receive the benefit of rounding.”

Section 5. Ratification of Unit Purchase Agreement. The Unit Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects and shall remain in full force and effect.

Section 6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment, or caused this Amendment to be executed by their duly authorized representatives, all as of the day and year first above written.

THE PARTNERSHIP/PARTNERSHIP GP:

STAR GAS PARTNERS, L.P.
Address:
2187 Atlantic Street
Stamford, CT 06902	By: STAR GAS LLC, its general partner
Attention: Joe Cavanaugh
Fax: (203) 328-7393
By: /s/ Joseph P. Cavanaugh
Name: Joseph P. Cavanaugh
Title: CEO - Director

with a copy to:	STAR GAS LLC

Phillips Nizer LLP	By: /s/ Joseph P. Cavanaugh
666 Fifth Avenue	Name: Joseph P. Cavanaugh
28th Floor	Title: CEO - Director
New York, NY 10103
Attention: Alan Shapiro, Esq.
Fax: (212) 262-5152

KESTREL/BUYERS:

KESTREL ENERGY PARTNERS, LLC
Address:
2 Count Rumford Lane
Huntington, NY 11743
Attention: Paul A. Vermylen, Jr.	By: /s/ Paul A. Vermylen, Jr.
Fax: (631) 614-4238	Paul A. Vermylen, Jr., President

KESTREL HEAT, LLC
with a copy to:

Thompson & Knight LLP	By: /s/ Paul A. Vermylen, Jr.
Suite 3300	Paul A. Vermylen, Jr., President
Dallas, Texas 75201
Attention: Jeffrey A. Zlotky, Esq.	KM2, LLC
Fax: (214) 969-1751
By: /s/ Paul A. Vermylen, Jr.
Paul A. Vermylen, Jr., President